UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01     Other Events.

On October 21, 2019, Seattle Genetics, Inc. (the “Company”) issued a press release announcing top-line results from the HER2CLIMB trial, a randomized, double-blind, placebo-controlled, active comparator pivotal trial evaluating tucatinib. The trial compared tucatinib in combination with trastuzumab and capecitabine to trastuzumab and capecitabine alone in patients with locally advanced unresectable or metastatic HER2-positive breast cancer. Patients had previously received trastuzumab, pertuzumab and ado-trastuzumab emtansine, and 47 percent of the patients enrolled in the trial had brain metastases at the time at enrollment. Tucatinib is an oral, small molecule tyrosine kinase inhibitor that is highly selective for HER2. A description of these top-line results is contained in the Company’s press release dated October 21, 2019, which is attached as Exhibit 99.1 to this current report and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Seattle Genetics, Inc. dated October 21, 2019

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Dated: October 21, 2019	By:	/s/ Clay B. Siegall
Clay B. Siegall
President and Chief Executive Officer